UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 345-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 7, 2012, Digital Domain Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a group of institutional investors (the “Purchasers”) pursuant to which the Company issued and sold to the Purchasers on June 8, 2012 an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase up to an additional 600,000 shares of the Common Stock, for an aggregate purchase price of $10.5 million.  The form of the Purchase Agreement is contained in Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 8, 2012.  Under the terms of the Purchase Agreement, the effective price of the shares of Common Stock so acquired by the Purchasers may be reset through the issuance of Adjustment Shares (as defined in the Purchase Agreement) to the Purchasers for no additional consideration, based on the trading prices of the Common Stock during one or more (up to a maximum of three) defined reset periods.  During any such reset period, subject to certain exceptions, the Purchasers and their affiliates are restricted from engaging in any “short sale” transaction with regard to the Common Stock.

On August 14, 2012, effective as of such date, the Company entered into separate Amendments No. 1 to Securities Purchase Agreement with Purchasers constituting Required Holders (as defined in the Purchase Agreement) (collectively, “Amendment No. 1”), pursuant to which the Company and such Purchasers amended the Purchase Agreement to, inter alia, accelerate the occurrence of the first date upon which the Purchasers are eligible to receive Adjustment Shares thereunder (the “First Adjustment Date”).  Pursuant to the terms of Amendment No. 1, the First Adjustment Date was amended to occur on the date that is the sixth trading day immediately following the date that is the earliest of (1) the date that all Registrable Securities (as defined in the Registration Rights Agreement attached as an exhibit to the Purchase Agreement) and the Adjustment Shares have become registered pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) that is available for the resale of all Registrable Securities and Adjustment Shares; provided, however, if less than all Registrable Securities and Adjustment Shares have become registered for resale on the date that such a Registration Statement is declared effective, each Purchaser with respect to itself only, has the right solely with respect to this clause (1), to deem such condition satisfied, (2) the date that such Purchaser can sell all of the Registrable Securities and the Adjustment Shares owned by it without restriction or limitation pursuant to Rule 144 under the Securities Act, and (3) the date that is six months immediately following the Closing Date (as defined in the Purchase Agreement).  In addition, Amendment No. 1 modified the dates used to calculate the First Adjustment Price (as defined in the Purchase Agreement), the provision specifying the calculation of the number of Adjustment Shares issuable to the Purchasers with respect to the First Adjustment Date and the minimum number of Adjustment Shares deliverable to the Purchasers with respect to the First Adjustment Date, which will equal the maximum number of Adjustment Shares registered pursuant to an effective Registration Statement under the Securities Act.

A copy of the form of Amendment No. 1 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of such document.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Securities Purchase Agreement between the Company and the Required Holders (as defined in the Securities Purchase Agreement) severally

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: August 15, 2012	By:	/s/ John C. Textor
John C. Textor
Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Securities Purchase Agreement between the Company and the Required Holders (as defined in the Securities Purchase Agreement) severally